NEWS RELEASE

Coeur Reports Third Quarter 2018 Results
Reaffirms Full-Year Companywide Production and Cost Guidance

Chicago, Illinois - October 31, 2018 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today reported third quarter 2018 financial results, including revenue of $148.8 million, adjusted EBITDA1 of $24.7 million and cash flow from operating activities of $5.8 million. Including $30.8 million of non-cash write downs, the Company reported a GAAP net loss from continuing operations of $53.0 million, or $0.29 per share. On an adjusted basis1, the Company reported a net loss of $19.7 million or $0.11 per share.
Third quarter results were impacted by 11% and 7% lower average realized silver and gold prices, respectively, and by lower production levels at its Palmarejo and Wharf operations due to one-time events. The $30.8 million of non-cash write-downs reflect (i) a modification in the deferred consideration received for the sale of the Company’s Bolivian subsidiary earlier this year, which included a $15 million cash payment to Coeur in the quarter, (ii) the decommissioning of a crusher at Rochester prior to the end of its estimated useful life as part of the operation’s transition to high pressure grinding roll (“HPGR”) crushing technology to enhance silver recovery rates, and (iii) an inventory adjustment relating to concentrate at Silvertip.

Highlights

•
Lower all-in sustaining costs (“AISC”) - AISC of $14.45 and $14.50 per average spot silver equivalent ounce[1] for the third quarter and year-to-date, respectively, were below the Company’s full-year 2018 AISC guidance range of $14.75 - $15.25 per average spot silver equivalent ounce[1]

•
Strong Rochester performance - Silver equivalent[1] production increased 17% quarter-over-quarter and 26% year-over-year. Adjusted costs applicable to sales (“CAS”) per average spot silver equivalent ounce[1] declined 4% quarter-over-quarter and 8% year-over-year to $11.42

•
Temporarily lower production and higher unit costs at Palmarejo and Wharf - Palmarejo’s results impacted by 17 days of unplanned downtime due to previously-reported fatalities and a nearby road blockade. Operations have since returned to normalized levels. Wharf’s results were affected by weather-related events. Mining and crushing rates have since increased, leading to higher expected fourth quarter production

•
Commercial production achieved at Silvertip mine as ramp-up continues - Commercial production declared on September 1, 2018. Ongoing process plant repairs and improvements are leading to higher availability and throughput. October results reflected materially improved plant performance. Throughput expected to average 830 tons per day (“tpd”) (750 metric tonnes per day (“mtpd”)) by year-end and 1,100 tpd (1,000 mtpd) by end of first quarter 2019

•
Two strategic acquisitions expected to further enhance portfolio quality - Completed acquisition of Northern Empire Resources Corp. (“Northern Empire”), which controls a 143 km2 (approximately 35,000 acres) land position in southern Nevada including the high-grade Sterling Gold Project and three nearby deposits known as the Crown Block. Also announced agreement to acquire assets from Alio Gold Inc. (“Alio Gold”) located next to Rochester including the Lincoln Hill Project, which provides significant operational synergies

•
Strong liquidity and enhanced balance sheet strength - Cash and cash equivalents of $104.7 million at September 30, 2018. Expanded revolving credit facility capacity to provide additional balance sheet flexibility

•	Reaffirming full-year production and cost guidance

“Third quarter results were impacted by weak metals prices and temporarily lower production at our Palmarejo and Wharf mines due to one-time events. Our Rochester operation was the standout performer with strong production growth and further cost reductions. In addition, the team at Rochester has commenced work on the installation of the first HPGR crusher, which is expected to boost silver recoveries and further reduce costs starting next year,” said Mitchell J. Krebs, Coeur’s President and Chief Executive Officer. “Importantly, we remain on-track to achieve full-year production and cost guidance due to strong expected fourth quarter performance at each of our operations, which we experienced during the month of October.”
“Silvertip reached an important milestone by achieving commercial production on September 1st. Throughput rates continue to steadily climb toward the year-end goal of 750 mtpd. Lower than planned mill availability limited production rates and concentrate sales during the quarter as we address remaining maintenance priorities in the processing facility. However, the plant set records for availability and throughput in October as the team establishes a more stable and consistent operating environment.”
“We have further enhanced the quality of our growth pipeline with two recent acquisitions of high-quality, low-risk projects that complement our existing asset base. We announced and have now completed the acquisition of Northern Empire, which bolsters both our near- and long-term development pipelines with high-quality, Nevada-based gold assets. We also announced the acquisition of the Lincoln Hill project and other assets from Alio Gold, which is expected to close in the fourth quarter. These assets are adjacent to Rochester and will allow us to leverage our existing infrastructure to generate strong returns and future free cash flow from higher-grade, low-cost production.”

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces and zinc and lead pounds produced & sold, and per-ounce/pound metrics)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Revenue	$148.8	$170.0	$163.3	$214.6	$159.9
Costs Applicable to Sales	$116.9	$108.2	$99.3	$122.0	$101.6
General and Administrative Expenses	$7.7	$7.7	$8.8	$9.2	$7.3
Net Income (Loss)	$(53.0)	$2.9	$0.7	$14.3	$(11.7)
Net Income (Loss) Per Share	$(0.29)	$0.02	$0.00	$0.08	$(0.07)
Adjusted Net Income (Loss)[1]	$(19.7)	$1.1	$0.7	$14.1	$(15.3)
Adjusted Net Income (Loss)[1] Per Share	$(0.11)	$0.01	$0.00	$0.08	$(0.09)
Weighted Average Shares Outstanding	$185.2	$187.5	$187.6	$187.0	$179.3
EBITDA[1]	$(12.3)	$42.1	$49.4	$69.6	$38.6
Adjusted EBITDA[1]	$24.7	$48.4	$49.5	$77.0	$40.2
Cash Flow from Operating Activities	$5.8	$(1.3)	$15.5	$91.8	$37.3
Capital Expenditures	$39.5	$41.2	$42.3	$47.1	$29.0
Free Cash Flow[1]	$(33.7)	$(42.5)	$(26.8)	$44.8	$8.3
Cash, Equivalents & Short-Term Investments	$104.7	$123.5	$159.6	$192.0	$195.7
Total Debt[2]	$429.2	$419.7	$414.0	$411.3	$288.7
Average Realized Price Per Ounce – Silver	$14.68	$16.48	$16.70	$16.57	$16.86
Average Realized Price Per Ounce – Gold	$1,150	$1,241	$1,268	$1,224	$1,240
Average Realized Price Per Pound – Zinc	$0.94	$—	$—	$—	$—
Average Realized Price Per Pound – Lead	$0.85	$—	$—	$—	$—
Silver Ounces Produced	2.9	3.2	3.2	3.7	3.0
Gold Ounces Produced	87,539	94,052	85,383	118,756	93,293
Zinc Pounds Produced	1.1	—	—	—	—
Lead Pounds Produced	0.4	—	—	—	—
Silver Equivalent Ounces Produced[1]	8.2	8.8	8.3	10.8	8.6
Silver Equivalent Ounces Produced (Average Spot)[1]	10.1	10.6	9.9	12.8	10.1
Silver Ounces Sold	2.9	3.2	3.2	3.8	2.9
Gold Ounces Sold	89,609	94,455	87,153	123,564	89,972
Zinc Pounds Sold	1.8	—	—	—	—
Lead Pounds Sold	1.2	—	—	—	—
Silver Equivalent Ounces Sold[1]	8.5	8.9	8.4	11.1	8.3
Silver Equivalent Ounces Sold (Average Spot)[1]	10.4	10.7	10.1	13.2	9.7
Adjusted CAS per AgEqOz[1]	$10.77	$9.44	$9.69	$9.43	$11.05
Adjusted CAS per Average Spot AgEqOz[1]	$9.22	$8.26	$8.48	$8.35	$9.90
Adjusted CAS per AuEqOz[1]	$1,005	$1,028	$955	$800	$843
Adjusted AISC per AgEqOz[1]	$17.70	$17.62	$17.20	$14.45	$17.35
Adjusted AISC per Average Spot AgEqOz[1]	$14.45	$14.65	$14.33	$12.26	$14.79

Financial Results
Revenue for the third quarter was $148.8 million, 12% lower compared to the second quarter due to lower metal sales and lower average realized silver and gold prices, which declined 11% and 7%, respectively, quarter-over-quarter. Gold sales contributed 69% of revenue during the third quarter and silver sales contributed 29%. The Company’s U.S. operations accounted for approximately 60% of third quarter revenue, comparable to the first half of the year and to last year’s third quarter.

Average realized gold prices during the third quarter were impacted by the sale of 10,610 gold ounces at a price of $800 per ounce pursuant to Palmarejo’s gold stream agreement.
Costs applicable to sales were $116.9 million for the quarter, 8% and 15% higher quarter-over-quarter and year-over-year, respectively. The increase was primarily attributable to the inclusion of Silvertip in the Company’s third quarter results beginning September 1st, which increased costs applicable to sales by $11.5 million.
General and administrative expenses were $7.7 million, flat quarter-over-quarter, while third quarter interest expense totaled $5.8 million, also flat compared to the second quarter.
Third quarter capital expenditures of $39.5 million declined 4% quarter-over-quarter primarily due to lower sustaining capital expenditures. Development capital expenditures increased partially due to continued investment at Silvertip. Capital expenditures at Silvertip accounted for $17.9 million (including $7.8 million of pre-commercial capital expenditures), or 45%, of total companywide capital expenditures. Year-over-year, capital expenditures increased 36% primarily as a result of expenditures at the Silvertip mine.
Modifications to Deferred Consideration from Manquiri Sale
As described below, Coeur’s third quarter results reflect the non-cash impact of a modification to the terms of the deferred consideration received when it sold its Bolivian subsidiary that operates the San Bartolomé mine (“Manquiri”) earlier this year. The modifications described below provided the Company with significant upfront consideration while providing the new owners of Manquiri additional financial flexibility to offset the impact of lower silver prices on the San Bartolomé operation.

•	$15.0 million was paid in cash to the Company and was received on September 25, 2018;

•
The aggregate note receivable was reduced from $28.5 million to $25.0 million, with $10.0 million remaining after the upfront $15.0 million cash payment described above, which is scheduled to be repaid by September 30, 2019;

•	Quarterly payments in respect of the 2.0% net smelter returns royalty (“NSR”) were temporarily suspended until October 15, 2019; and

•	Coeur agreed to forgo rights to any value added tax (“VAT”) refunds collected or received by Manquiri
Based on these modifications, the Company recorded an $18.6 million non-cash write-down comprised of $13.1 million related to the VAT refunds, $3.6 million related to the reduced note receivable and $1.9 million related to the deferral of NSR payments.
Enhancements to the Company’s Senior Secured Revolving Credit Facility
On October 29, 2018, the Company amended the terms of its senior secured revolving credit facility (the “Facility”) to:

•	Increase the aggregate size from $200 million to $250 million

•	Extend the maturity date from September 2021 to October 2022
The Company established the Facility in September 2017 to partially fund its acquisition of Silvertip and provide additional flexibility to manage its near- to medium-term operating and growth priorities. As of September 30, 2018, the Company has approximately $172.7 million of liquidity, including $104.7 million of cash and cash equivalents and $68.0 million of availability under the Facility. The additional Facility capacity is intended to bolster the Company’s liquidity, including with respect to the anticipated HPGR investments at Rochester in 2020 and 2021.

Operations
Highlights of third quarter 2018 results for each of the Company’s operations are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Tons milled	300,116	344,073	359,893	389,524	413,086
Average silver grade (oz/t)	6.26	6.86	6.88	6.92	5.53
Average gold grade (oz/t)	0.10	0.11	0.10	0.10	0.08
Average recovery rate – Ag	82.2%	87.5%	81.4%	87.0%	83.6%
Average recovery rate – Au	88.8%	89.9%	80.4%	92.0%	83.1%
Silver ounces produced (000’s)	1,544	2,066	2,013	2,346	1,908
Gold ounces produced	27,885	33,702	29,896	37,537	28,948
Silver equivalent ounces produced[1] (000’s)	3,217	4,088	3,807	4,600	3,644
Silver equivalent ounces produced[1] (average spot) (000’s)	3,796	4,728	4,382	5,209	4,104
Silver ounces sold (000’s)	1,572	2,092	2,031	2,343	1,794
Gold ounces sold	29,830	31,207	30,888	38,953	26,554
Silver equivalent ounces sold[1] (000’s)	3,362	3,964	3,884	4,681	3,387
Silver equivalent ounces sold[1] (average spot) (000’s)	3,981	4,557	4,479	5,331	3,809
Average realized price per silver ounce	$14.75	$16.49	$16.73	$16.57	$16.83
Average realized price per gold ounce	$1,082	$1,162	$1,168	$1,139	$1,148
Metal sales	$55.5	$70.7	$70.0	$83.2	$60.7
Costs applicable to sales	$31.6	$30.3	$31.1	$36.0	$33.3
Adjusted CAS per AgEqOz[1]	$9.39	$7.64	$8.01	$7.54	$9.76
Adjusted CAS per average spot AgEqOz[1]	$7.93	$6.64	$6.94	$6.64	$8.68
Exploration expense	$3.2	$3.2	$4.0	$2.7	$4.5
Cash flow from operating activities	$8.6	$1.3	$27.3	$52.1	$18.5
Sustaining capital expenditures (excludes capital lease payments)	$2.0	$9.5	$9.3	$4.9	$6.5
Development capital expenditures	$2.7	$—	$—	$2.1	$(1.0)
Total capital expenditures	$4.7	$9.5	$9.3	$7.0	$5.5
Free cash flow[1]	$3.9	$(8.2)	$18.0	$45.1	$13.0

•
Third quarter silver equivalent[1] production declined 21% quarter-over-quarter and 12% year-over-year to 3.2 million ounces (3.8 million ounces based on average spot prices during the third quarter) primarily due to (i) the temporary suspension of mining activities relating to fatalities that occurred during the quarter, (ii) supply chain disruptions stemming from a local road blockade that temporarily interrupted the delivery of certain mining consumables, and (iii) a weather-related interruption that impacted the process plant. Mining rates have since returned to steady-state levels

•
The modest decline in silver and gold grades was due to the mining of lower grade stopes, primarily at Independencia East. Gold grades are expected to decline while silver grades are expected to be flat in the fourth quarter; however, mining rates are anticipated to return to steady-state levels, offsetting the impact of the lower expected gold grades

•
Adjusted CAS of $7.93 per average spot AgEqOz[1] were 19% higher quarter-over-quarter and 9% lower year-over-year. The quarterly increase was largely due to lower production, though continued to track below full-year 2018 guidance of $8.00 - $8.50 per average spot AgEqOz[1]. The year-over-year decline was the result of higher gold and silver grades, as well as lower mining and processing costs

•
Development towards the La Nación deposit, located between Guadalupe and Independencia, remains on-schedule. Production from the deposit is expected to commence in the second half of 2019, providing anticipated additional high-quality mill feed to supplement existing ore sources

•
Free cash flow[1] of $3.9 million increased $12.1 million compared to the prior quarter, which had been impacted by $17 million of cash income and mining taxes associated with 2017 earnings. The increase, however, was offset by lower metal sales and higher costs. Total cash income and mining tax payments in Mexico this year are expected to be $40 - $45 million (with approximately $39 million incurred year-to-date through the end of September)

•
The Company is maintaining Palmarejo's full-year 2018 production guidance of 7.5 - 7.9 million ounces of silver and 115,000 - 120,000 ounces of gold, or 14.4 - 15.1 million silver equivalent[1] ounces (16.8 - 17.6 million ounces based on average spot prices during the third quarter). It is also maintaining cost guidance of $8.00 - $8.50 on a spot equivalent basis and $9.00 - $9.50 on a 60:1 silver equivalent basis. In July, the Company increased Palmarejo’s full-year production guidance and reduced its full-year cost guidance following strong performance during the first half of the year

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Ore tons placed	4,061,082	4,083,028	4,351,131	4,171,451	4,262,011
Average silver grade (oz/t)	0.52	0.53	0.54	0.50	0.53
Average gold grade (oz/t)	0.004	0.004	0.003	0.003	0.004
Silver ounces produced (000’s)	1,290	1,125	1,157	1,361	1,070
Gold ounces produced	14,702	12,273	11,487	18,995	10,955
Silver equivalent ounces produced[1] (000’s)	2,172	1,861	1,846	2,500	1,727
Silver equivalent ounces produced[1] (average spot) (000’s)	2,477	2,095	2,067	2,808	1,901
Silver ounces sold (000’s)	1,248	1,097	1,119	1,457	1,050
Gold ounces sold	14,257	12,030	11,163	20,002	10,390
Silver equivalent ounces sold[1] (000’s)	2,104	1,819	1,789	2,658	1,674
Silver equivalent ounces sold[1] (average spot) (000’s)	2,400	2,048	2,004	2,969	1,839
Average realized price per silver ounce	$14.70	$16.47	$16.66	$16.58	$16.89
Average realized price per gold ounce	$1,204	$1,297	$1,331	$1,279	$1,291
Metal sales	$35.5	$33.7	$33.5	$49.7	$31.2
Costs applicable to sales	$27.5	$24.5	$24.3	$34.0	$23.3
Adjusted CAS per AgEqOz[1]	$13.04	$13.36	$13.33	$12.77	$13.69
Adjusted CAS per average spot AgEqOz[1]	$11.42	$11.87	$11.89	$11.37	$12.46
Exploration expense	$0.1	$0.2	$—	$0.5	$0.5
Cash flow from operating activities	$5.7	$6.0	$3.4	$26.1	$1.6
Sustaining capital expenditures (excludes capital lease payments)	$2.7	$0.4	$0.5	$0.9	$0.5
Development capital expenditures	$0.9	$0.3	$2.1	$5.9	$9.2
Total capital expenditures	$3.6	$0.7	$2.6	$6.8	$9.7
Free cash flow[1]	$2.1	$5.3	$0.8	$19.3	$(8.1)

•
Silver equivalent[1] production during the period increased 17% quarter-over-quarter to 2.2 million ounces (2.5 million ounces based on average spot prices during the third quarter) and was driven primarily by strong performance from the Stage III leach pad and continued steady performance of the Stage IV leach pad. These trends are expected to continue throughout the fourth quarter

•
Installation of the initial HPGR unit remains on schedule for the first quarter of 2019 with silver recoveries expected to improve beginning as early as the second quarter of 2019. Decommissioning of the mine’s smaller, 15,000 tpd in-pit crusher has been completed and is expected to result in fewer tons crushed as well as lower operating expenses in the fourth quarter

•
Third quarter adjusted CAS per average spot AgEqOz[1] of $11.42 were 4% lower compared to the prior quarter and 8% lower year-over-year, and remained below the full-year 2018 guidance range of $12.00 - $12.50

•
Free cash flow[1] for the third quarter decreased from $5.3 million during the prior quarter to $2.1 million primarily as a result of lower average realized silver and gold prices and higher capital expenditures

•
The Company is maintaining full-year 2018 production guidance of 4.8 - 5.2 million ounces of silver and 48,000 - 52,000 ounces of gold, or 7.7 - 8.3 million silver equivalent[1] ounces (8.7 - 9.4 million ounces based on average spot prices during the third quarter). The Company is also maintaining cost guidance of CAS per AgEqOz[1] of $12.00 - $12.50 on a spot equivalent basis and $13.25 - $13.75 on a 60:1 silver equivalent basis

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Ore tons placed	1,127,391	1,075,820	1,076,395	1,124,785	1,150,308
Average gold grade (oz/t)	0.023	0.023	0.022	0.029	0.029
Gold ounces produced	19,437	22,507	17,936	27,292	25,849
Silver ounces produced (000’s)	13	13	12	16	15
Gold equivalent ounces produced[1]	19,646	22,729	18,133	27,560	26,096
Gold ounces sold	19,874	23,053	17,339	28,975	23,855
Silver ounces sold (000’s)	12	14	11	16	14
Gold equivalent ounces sold[1]	20,081	23,282	17,522	29,256	24,085
Average realized price per gold ounce	$1,198	$1,285	$1,341	$1,278	$1,304
Metal sales	$24.0	$29.8	$23.4	$37.3	$31.3
Costs applicable to sales	$18.0	$19.3	$15.3	$19.9	$17.3
Adjusted CAS per AuEqOz[1]	$895	$824	$870	$682	$719
Exploration expense	$0.1	$—	$—	$0.1	$0.2
Cash flow from operating activities	$3.7	$11.5	$(1.4)	$17.2	$15.0
Sustaining capital expenditures (excludes capital lease payments)	$1.2	$1.2	$0.3	$1.6	$1.8
Development capital expenditures	$—	$—	$—	$1.7	$1.3
Total capital expenditures	$1.2	$1.2	$0.3	$3.3	$3.1
Free cash flow[1]	$2.5	$10.3	$(1.7)	$13.9	$11.9

•
Gold production declined 14% quarter-over-quarter to 19,646 ounces partially due to weather-related events, including the impact of abnormally high levels of rainfall on leach pad recoveries. Mining and crushing rates during the fourth quarter are expected to increase while average gold grade is expected to remain relatively constant

•
Adjusted CAS per AuEqOz[1] of $895 were 9% and 24% higher quarter-over-quarter and year-over-year, respectively, due to lower production levels and remain within the full-year 2018 guidance range of $850 - $900

•	Wharf generated $2.5 million of free cash flow[1] during the quarter. The decline relative to the prior quarter was a result of lower production, timing of leaching cycles and weaker metal prices

•	Since acquiring the operation in February 2015 for $99 million, Wharf has generated $138.3 million of free cash flow[1]

•	The Company is maintaining Wharf’s full-year production and cost guidance of 85,000 - 90,000 ounces of gold at CAS per AuEqOz[1] of $850 - $900

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Tons milled	163,603	168,751	158,706	167,631	172,038
Average gold grade (oz/t)	0.17	0.16	0.17	0.22	0.17
Average recovery rate	90.4%	92.6%	94.0%	92.8%	94.1%
Gold ounces produced	25,515	25,570	26,064	34,932	27,541
Gold ounces sold	25,648	28,165	27,763	35,634	29,173
Average realized price per gold ounce	$1,161	$1,269	$1,307	$1,244	$1,255
Metal sales	$29.8	$35.7	$36.3	$44.3	$36.6
Costs applicable to sales	$28.2	$34.2	$28.6	$32.0	$27.7
Adjusted CAS per AuOz[1]	$1,091	$1,195	$1,010	$896	$946
Exploration expense	$1.6	$1.4	$1.6	$2.8	$3.0
Cash flow from operating activities	$(0.4)	$3.2	$4.6	$16.8	$9.3
Sustaining capital expenditures (excludes capital lease payments)	$9.7	$9.2	$8.5	$8.0	$6.5
Development capital expenditures	$2.3	$1.5	$2.9	$4.0	$3.6
Total capital expenditures	$12.0	$10.7	$11.4	$12.0	$10.1
Free cash flow[1]	$(12.4)	$(7.5)	$(6.8)	$4.8	$(0.8)

•
Third quarter gold production, inclusive of pre-commercial production from Jualin, was 26,809 ounces. Excluding pre-commercial production, Kensington produced 25,515 ounces of gold, comparable to the prior quarter

•
The Company mined approximately 4,400 tons of development ore at Jualin late in the third quarter, which yielded pre-commercial production of nearly 2,100 ounces of gold at a grade of 0.48 ounces per ton ("oz/t"). Mining rates at Jualin are expected to climb throughout the fourth quarter, leading to higher overall production levels

•
Adjusted CAS per AuOz[1] of $1,091 improved 9% quarter-over-quarter primarily due to lower drilling and labor costs. Higher grades are anticipated in the fourth quarter, which is expected to increase production and drive lower unit costs

•	Negative free cash flow[1] of $12.4 million resulted from a lower average realized gold price, higher operating costs and slightly higher capital expenditures

•	The Company is maintaining Kensington’s full-year production and cost guidance of 115,000 - 120,000 gold ounces at CAS per AuOz[1] of $900 - $950[4]

Silvertip, British Columbia

(Dollars in millions, except per ounce and per pound amounts)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Tons milled	10,652	—	—	—	—
Average silver grade (oz/t)	6.66	—	—	—	—
Average zinc grade (%)	8.0%	—%	—%	—%	—%
Average lead grade (%)	4.3%	—%	—%	—%	—%
Average recovery rate – Ag	56.3%	—%	—%	—%	—%
Average recovery rate – Zn	64.5%	—%	—%	—%	—%
Average recovery rate – Pb	45.1%	—%	—%	—%	—%
Silver ounces produced (000's)	40	—	—	—	—
Zinc pounds produced (000's)	1,099	—	—	—	—
Lead pounds produced (000's)	413	—	—	—	—
Silver equivalent ounces produced[1] (000's)	127	—	—	—	—
Silver equivalent ounces produced[1] (average spot) (000's)	153	—	—	—	—
Silver ounces sold (000's)	99	—	—	—	—
Zinc pounds sold (000's)	1,772	—	—	—	—
Lead pounds sold (000's)	1,230	—	—	—	—
Silver equivalent ounces sold[1] (000's)	267	—	—	—	—
Silver equivalent ounces sold[1] (average spot) (000's)	267	—	—	—	—
Average realized price per silver ounce	$13.46	$—	$—	$—	$—
Average realized price per zinc pound	$0.94	$—	$—	$—	$—
Average realized price per lead pound	$0.85	$—	$—	$—	$—
Metal sales	$4.1	$—	$—	$—	$—
Costs applicable to sales	$11.5	$—	$—	$—	$—
Adjusted CAS per AgEqOz[1]	$10.46	$—	$—	$—	$—
Adjusted CAS per average spot AgEqOz[1]	$8.69	$—	$—	$—	$—
Exploration expense	$2.3	$0.1	$—	$—	$—
Cash flow from operating activities	$(6.8)	$—	$—	$—	$—
Sustaining capital expenditures (excludes capital lease payments)	$0.4	$—	$—	$—	$—
Development capital expenditures	$17.5	$19.0	$18.6	$—	$—
Total capital expenditures	$17.9	$19.0	$18.6	$—	$—
Free cash flow[1]	$(24.7)	$(19.0)	$(18.6)	$—	$—

•	Silvertip achieved commercial production on September 1, 2018. The operating and financial metrics above reflect only commercial production

•	Mill downtime required to complete repairs on the paste plant and grinding circuit impacted throughput during the quarter, which averaged approximately 434 tpd (approximately 394 mtpd)

•
Operating activities remain focused on improving process plant performance, underground rehabilitation and development, and completing several key surface infrastructure projects, including the water treatment plant and a 220-person camp facility

•
Processing rates, mill availability, recovery rates and concentrate grades all continue to climb from month-to-month with October setting monthly records across all key metrics. These trends are expected to continue throughout the fourth quarter and processing rates are anticipated to reach an average of approximately 830 tpd (750 mtpd) by year-end

•
Coeur expects to file an initial NI 43-101 Technical Report in the fourth quarter and receive approval for the permit amendment application to operate at 1,100 tpd (1,000 mtpd) on a year-round basis in early 2019

•
The Company is maintaining full-year 2018 production guidance of 0.7 - 1.2 million ounces of silver, 13.0 - 23.0 million pounds of zinc and 11.0 - 18.0 million pounds of lead, or 2.0 - 3.5 million silver equivalent[1] ounces (2.4 - 4.1 million ounces based on average spot prices during the third quarter) at CAS per AgEqOz[1] and spot AgEqOz[1] of $15.00 - $15.50 and $12.00 - $12.50, respectively[4]

Exploration
Coeur maintained its pace of exploration during the quarter, though activity steadily tapered in September. Up to 14 drill rigs were active at the Company’s operations and exploration projects, including six at Palmarejo, two at Kensington and three at Silvertip. Near-mine drilling accounted for approximately 80% of the Company’s total exploration investment during the quarter.
Expensed resource expansion drilling increased 28% quarter-over-quarter to $8.2 million and remained focused on identifying and expanding resources at the Company’s operating mines.
Following a second quarter high of $9.6 million, capitalized resource infill drilling declined to $2.3 million during the quarter. This decrease was mostly driven by early completion of Silvertip’s initial drill program, which totaled 146,000 feet (44,500 meters) compared to a budgeted program of approximately 100,000 feet (30,000 meters). Results from this program are expected to support an updated resource model and maiden reserve estimate, which the Company anticipates including in an NI 43-101 compliant Technical Report planned to be filed in the fourth quarter.
At Palmarejo, between one and three rigs completed drilling on the Zapata inferred resource as well as the recently-discovered Madero and Rampa veins (all located immediately west of Guadalupe). Limited drilling also continued in the Independencia North area. Up to three rigs focused on capitalized, resource conversion drilling at Independencia and Guadalupe. Resource expansion drilling was completed by the end of the quarter; however, infill drilling will continue until year end at Guadalupe focusing on the Las Animas area located immediately southeast of Guadalupe.
At Kensington, the drill campaign continued with infill drilling on the Upper Kensington Zone 30 resource, as well on resource expansion on the new Seward Vein, Ophir Vein and Elmira Vein. Elmira is now accessible from the upper, newly refurbished 2050 zone. Surface sampling and mapping were completed during the quarter on district targets.
At Rochester, infill drilling continued at a similar pace with one reverse circulation drill rig operating throughout the quarter. Results continued to indicate significant intercepts in the main Rochester Pit and, to the southwest, in the Sunflower area.
A single reverse circulation rig at Wharf completed infill drilling in the Portland Ridge area and drilled five exploration holes at the Bald Mountain target located east of the mine.
As part of Coeur’s greenfield exploration program, one diamond core rig actively drilled throughout the quarter at the La Morita Project located in northern Chihuahua, Mexico. In addition, surface sampling and mapping were initiated at the El Sarape project located in Sonora in which the Company has an earn-in option with Evrim Resources. The Company plans to commence drilling at the Tonopah district in southern Nevada during the fourth quarter and accelerate its exploration activities at the newly acquired Sterling mine, where one reverse circulation rig is currently drilling.

2018 Production Outlook
Coeur's 2018 production guidance was revised on September 4, 2018 to reflect improved visibility of Silvertip's production following the commencement of commercial production as well as stronger than expected performance at Rochester during the first half of the year.

	Silver	Gold	Zinc	Lead	Silver Equivalent[1]
	(K oz)	(oz)	(K lbs)	(K lbs)	(K oz)
Palmarejo	7,500 - 7,900	115,000 - 120,000	—	—	14,400 - 15,100
Rochester	4,800 - 5,200	48,000 - 52,000	—	—	7,680 - 8,320
Kensington	—	115,000 - 120,000	—	—	6,900 - 7,200
Wharf	—	85,000 - 90,000	—	—	5,100 - 5,400
Silvertip	700 - 1,200	—	13,000 - 23,000	11,000 - 18,000	2,030 - 3,480
Total	13,000 - 14,300	363,000 - 382,000	13,000 - 23,000	11,000 - 18,000	36,110 - 39,500

Guidance Based on Third Quarter Average Spot Prices

	Silver	Gold	Zinc	Lead	Silver Equivalent[1]
	(K oz)	(oz)	(K lbs)	(K lbs)	(K oz)
Palmarejo	7,500 - 7,900	115,000 - 120,000	—	—	16,787 - 17,591
Rochester	4,800 - 5,200	48,000 - 52,000	—	—	8,676 - 9,399
Kensington	—	115,000 - 120,000	—	—	9,287 - 9,691
Wharf	—	85,000 - 90,000	—	—	6,865 - 7,268
Silvertip	700 - 1,200	—	13,000 - 23,000	11,000 - 18,000	2,391 - 4,099
Total	13,000 - 14,300	363,000 - 382,000	13,000 - 23,000	11,000 - 18,000	44,007 - 48,049

2018 Cost Outlook
The Company’s cost guidance was reduced on July 25, 2018 to account for strong first half cost performance at Palmarejo, timing of commercial production at Silvertip and accelerated investment in near-mine exploration. Unit cost guidance on a spot equivalent basis remains based on silver-to-gold, -zinc and -lead equivalence ratios of 75:1, 0.09:1 and 0.07:1, respectively.

	Original Guidance (if changed)		Current Guidance
(dollars in millions, except per ounce amounts)	60:1	Spot	60:1	Spot
CAS per AgEqOz[1] – Palmarejo	$10.50 - $11.00	$9.25 -$9.75	$9.00 - $9.50	$8.00 - $8.50
CAS per AgEqOz[1] – Rochester			$13.25 - $13.75	$12.00 - $12.50
CAS per AuOz[1] – Kensington			$900 - $950
CAS per AuEqOz[1] – Wharf			$850 - $900
CAS per AgEqOz[1] – Silvertip			$15.00 - $15.50	$12.00 - $12.50
Capital Expenditures	$120 - $140		$130 - $150
General and Administrative Expenses			$32 - $34
Exploration Expense	$20 - $25		$25 - $30
AISC per AgEqOz[1] from continuing operations	$17.50 - $18.00	$15.00 - $15.50	$17.25 - $17.75	$14.75 - $15.25

Financial Results and Conference Call
Coeur will host a conference call to discuss its third quarter 2018 financial results on November 1, 2018 at 11:00 a.m. Eastern Time.

Dial-In Numbers:        (855) 560-2581 (U.S.)
(855) 669-9657 (Canada)
(412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Terry F. D. Smith, Vice President of North American Operations, Hans Rasmussen, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through November 15, 2018.

Replay numbers:        (877) 344-7529 (U.S.)
(855) 669-9658 (Canada)
(412) 317-0088 (International)
Conference ID:        101 23 688

The Company anticipates reporting its fourth quarter 2018 financial results on February 13, 2019 after the New York Stock Exchange closes for trading and holding a conference call on February 14, 2019 at 11:00 am Eastern Time.

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five mines in North America. Coeur produces from its wholly-owned operations: the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Wharf gold mine in South Dakota, and the Kensington gold mine in Alaska. In addition, the Company has interests in several precious metals exploration projects throughout North America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the anticipated benefits of acquisitions, anticipated production, costs, expenses, cash flow, expectations regarding Silvertip, including but not limited to, receipt of permits and completion of a technical report, grades, exploration and development efforts, sales of gold under the Palmarejo gold stream agreement, the timing and impact of installation of HPGR units at Rochester, operations at Palmarejo, Rochester, Wharf, Kensington and Silvertip, expected free cash flow, returns, grades, mining rates, crushing rates and taxes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the Lincoln Hill (and related assets) acquisition does not close on a timely basis or at all, the risk that anticipated benefits of acquisitions are not realized, the risk that expectations regarding Silvertip obtaining necessary permits and filing a technical report do not occur on a timely basis or at all, the risk that HPGR units will not be installed at Rochester on a timely basis or the anticipated benefits thereof will not be achieved, the risk that anticipated production, cost, expense, and free cash flow levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets its production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Christopher Pascoe, Coeur’s Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur’s mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company’s overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2017.

Notes

1.
EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow. Silver equivalence assumes silver-to-gold, -lead and -zinc ratios of 60:1, 0.05:1 and 0.06:1, respectively, except where noted as average spot prices. Please see the table below for average applicable spot prices and corresponding ratios. Unit cost guidance on a spot equivalent basis assumes silver-to-gold, -zinc and -lead equivalence ratios of 75:1, 0.09:1 and 0.07:1, respectively.

2.
On February 28, 2018, Coeur divested the San Bartolomé mine through the sale of its 100%-owned Bolivian subsidiary. As a result, San Bartolomé is excluded from consolidated operating statistics for all periods presented unless otherwise noted.

3.	Includes capital leases. Net of debt issuance costs and premium received.

4.	Full-year 2018 production guidance for Kensington and Silvertip include pre-commercial production.

Average Spot Prices

	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Average Silver Spot Price Per Ounce	$15.02	$16.53	$16.77	$16.73	$16.84
Average Gold Spot Price Per Ounce	$1,213	$1,306	$1,329	$1,275	$1,278
Average Silver to Gold Spot Equivalence	81:1	79:1	79:1	76:1	76:1
Average Zinc Spot Price Per Pound	$1.15	$1.41	$1.55	$1.47	$1.06
Average Silver to Zinc Spot Equivalence	0.08:1	0.09:1	0.09:1	0.09:1	0.06:1
Average Lead Spot Price Per Pound	$0.95	$1.08	$1.14	$1.13	$1.06
Average Silver to Lead Spot Equivalence	0.06:1	0.07:1	0.07:1	0.07:1	0.06:1

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Paul DePartout, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	In thousands, except share data
Revenue	$148,795	$159,920	$482,049	$495,014
COSTS AND EXPENSES
Costs applicable to sales(1)	116,857	101,559	324,443	318,278
Amortization	31,184	32,400	91,420	101,827
General and administrative	7,729	7,345	24,183	24,495
Exploration	8,157	9,791	21,269	22,856
Pre-development, reclamation, and other	8,121	5,030	15,966	12,952
Total costs and expenses	172,048	156,125	477,281	480,408
OTHER INCOME (EXPENSE), NET
Loss on debt extinguishment	—	—	—	(9,342)
Fair value adjustments, net	715	—	2,907	(864)
Interest expense, net of capitalized interest	(5,818)	(3,595)	(17,801)	(10,918)
Other, net	(20,903)	2,361	(19,846)	27,134
Total other income (expense), net	(26,006)	(1,234)	(34,740)	6,010
Income (loss) before income and mining taxes	(49,259)	2,561	(29,972)	20,616
Income and mining tax (expense) benefit	(3,785)	(14,289)	(19,451)	(24,040)
Income (loss) from continuing operations	$(53,044)	$(11,728)	$(49,423)	$(3,424)
Income (loss) from discontinued operations	—	(4,924)	550	(5,520)
NET INCOME (LOSS)	$(53,044)	$(16,652)	$(48,873)	$(8,944)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on debt and equity securities	192	1,066	(173)	(1,134)
Reclassification adjustments for impairment of equity securities	—	—	—	426
Reclassification adjustments for realized (gain) loss on sale of equity securities	—	32	—	1,300
Other comprehensive income (loss)	192	1,098	(173)	592
COMPREHENSIVE INCOME (LOSS)	$(52,852)	$(15,554)	$(49,046)	$(8,352)

NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Net income (loss) from continuing operations	$(0.29)	$(0.07)	$(0.27)	$(0.02)
Net income (loss) from discontinued operations	0.00	(0.03)	0.00	(0.03)
Basic(2)	$(0.29)	$(0.09)	$(0.26)	$(0.05)
Diluted income (loss) per share:
Net income (loss) from continuing operations	$(0.29)	$(0.07)	$(0.27)	$(0.02)
Net income (loss) from discontinued operations	0.00	(0.03)	0.00	(0.03)
Diluted(2)	$(0.29)	$(0.09)	$(0.26)	$(0.05)
(1) Excludes amortization.
(2) Due to rounding, the sum of net income per share from continuing operations and discontinued operations may not equal net income per share.

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(53,044)	$(16,652)	$(48,873)	$(8,944)
(Income) loss from discontinued operations	—	4,924	(550)	5,520
Adjustments:
Amortization	31,184	32,400	91,420	101,827
Accretion	3,117	2,402	10,321	6,954
Deferred taxes	(3,276)	2,504	(4,087)	1,452
Loss on debt extinguishment	—	—	—	9,342
Fair value adjustments, net	(715)	—	(2,907)	864
Stock-based compensation	1,942	2,585	6,578	8,127
Gain on sale of the Joaquin project	—	—	—	(21,138)
Write-downs	30,787	—	30,787	—
Other	2,938	(3,013)	5,180	(8,330)
Changes in operating assets and liabilities:
Receivables	(5,930)	6,289	(16,509)	9,754
Prepaid expenses and other current assets	1,377	(1,332)	3,868	(2,177)
Inventory and ore on leach pads	(8,156)	(2,282)	(19,630)	8,080
Accounts payable and accrued liabilities	5,565	9,484	(35,562)	(5,982)
CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	5,789	37,309	20,036	105,349
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES OF DISCONTINUED OPERATIONS	—	(7,877)	(2,690)	8,633
CASH PROVIDED BY OPERATING ACTIVITIES	5,789	29,432	17,346	113,982
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(39,472)	(28,982)	(122,982)	(89,680)
Proceeds from the sale of assets	393	1,016	549	16,471
Purchase of investments	(15)	(3,595)	(415)	(13,559)
Sale of investments	(78)	403	12,682	11,321
Proceeds from notes receivable	15,000	—	15,000	—
Other	64	(4,319)	(34)	(4,385)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(24,108)	(35,477)	(95,200)	(79,832)
CASH USED IN INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS	—	(412)	(28,470)	(1,175)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(24,108)	(35,889)	(123,670)	(81,007)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings, net of issuance costs	25,000	(2,257)	40,000	242,701
Payments on debt, capital leases, and associated costs	(25,533)	(3,323)	(48,355)	(195,439)
Other	(77)	(6)	(4,916)	(3,726)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF CONTINUING OPERATIONS	(610)	(5,586)	(13,271)	43,536
CASH USED IN FINANCING ACTIVITIES OF DISCONTINUED OPERATIONS	—	(21)	(22)	(62)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(610)	(5,607)	(13,293)	43,474
Effect of exchange rate changes on cash and cash equivalents	183	(222)	565	662
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(18,746)	(12,286)	(119,052)	77,111
Less net cash provided by (used in) discontinued operations(1)	—	(8,491)	(32,930)	(3,302)
	(18,746)	(3,795)	(86,122)	80,413
Cash, cash equivalents and restricted cash at beginning of period	136,026	210,809	203,402	126,601
Cash, cash equivalents and restricted cash at end of period	$117,280	$207,014	$117,280	$207,014
(1) Less net cash provided by (used in) discontinued operations includes the following cash transactions: net subsidiary payments to parent company of $181 for the three months ended September 30, 2017 and $1,748 and $10,698 during the nine months ended September 30, 2018 and 2017, respectively.

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018 (unaudited)	December 31, 2017
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$104,746	$192,032
Receivables	30,480	19,069
Inventory	62,569	58,230
Ore on leach pads	77,515	73,752
Prepaid expenses and other	12,167	15,053
Assets held for sale	—	91,421
	287,477	449,557
NON-CURRENT ASSETS
Property, plant and equipment, net	285,871	254,737
Mining properties, net	865,043	829,569
Ore on leach pads	67,420	65,393
Restricted assets	21,361	20,847
Equity and debt securities	24,232	34,837
Receivables	28,035	28,750
Other	18,938	17,485
TOTAL ASSETS	$1,598,377	$1,701,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$55,132	$48,592
Accrued liabilities and other	65,400	94,930
Debt	22,696	30,753
Reclamation	3,777	3,777
Liabilities held for sale	—	50,677
	147,005	228,729
NON-CURRENT LIABILITIES
Debt	406,494	380,569
Reclamation	122,977	117,055
Deferred tax liabilities	98,891	105,148
Other long-term liabilities	55,227	54,697
	683,589	657,469
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, 187,026,334 issued and outstanding at September 30, 2018 and 185,637,724 at December 31, 2017	1,870	1,856
Additional paid-in capital	3,359,183	3,357,345
Accumulated other comprehensive income (loss)	(258)	2,519
Accumulated deficit	(2,593,012)	(2,546,743)
	767,783	814,977
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,598,377	$1,701,175

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 3Q 2018	3Q 2018	2Q 2018	1Q 2018	4Q 2017	LTM 3Q 2017	3Q 2017
Net income (loss)	$(41,248)	$(53,044)	$2,930	$1,241	$7,625	$(17,250)	$(16,652)
(Income) loss from discontinued operations, net of tax	6,174	—	—	(550)	6,724	3,498	4,924
Interest expense, net of capitalized interest	23,323	5,818	6,018	5,965	5,522	17,769	3,595
Income tax provision (benefit)	24,408	3,785	3,717	11,949	4,957	23,545	14,289
Amortization	136,142	31,184	29,459	30,777	44,722	130,453	32,400
EBITDA	148,799	(12,257)	42,124	49,382	69,550	158,015	38,556
Fair value adjustments, net	(2,907)	(715)	2,462	(4,654)	—	(790)	—
Impairment of equity and debt securities	—	—	—	—	—	1,109	—
Foreign exchange (gain) loss	7,755	3,104	3,309	670	672	1,642	39
Gain on sale of Joaquin project	—	—	—	—	—	(21,138)	—
(Gain) loss on sale of assets and securities	182	28	(586)	241	499	(159)	(2,051)
Gain on repurchase of Rochester royalty	—	—	—	—	—	(2,332)	—
Loss on debt extinguishment	—	—	—	—	—	20,667	—
Mexico inflation adjustment	(1,939)	—	(1,939)	—	—	—	—
Transaction costs	3,987	1,049	—	—	2,938	820	819
Interest income on notes receivables	(1,449)	(628)	(573)	(248)	—	—	—
Manquiri sale consideration write-down	18,599	18,599	—	—	—	—	—
Silvertip start-up write-down	8,746	8,746	—	—	—	—	—
Rochester In-Pit crusher write-down	3,441	3,441	—	—	—	—	—
Asset retirement obligation accretion	10,844	2,883	2,817	2,669	2,475	8,368	2,223
Inventory adjustments and write-downs	2,359	421	817	1,126	885	5,891	659
Adjusted EBITDA	$198,417	$24,671	$48,431	$49,186	$77,019	$172,093	$40,245
Revenue	$696,634	$148,795	$169,987	$163,267	$214,585	$634,218	$159,920
Adjusted EBITDA Margin	28%	17%	28%	30%	36%	27%	25%

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Net income (loss)	$(53,044)	$2,930	$1,241	$7,625	$(16,652)
(Income) loss from discontinued operations, net of tax	—	—	(550)	6,724	4,924
Fair value adjustments, net	(715)	2,462	(4,654)	—	—
Impairment of equity and debt securities	—	—	—	—	—
(Gain) loss on sale of assets and securities	—	(586)	241	499	(2,051)
Gain on repurchase of Rochester royalty	28	—	—	—	—
(Gain) loss on debt extinguishment	—	—	—	—	—
Mexico inflation adjustment	—	(1,939)	—	—	—
Transaction costs	1,049	—	—	2,938	819
Interest income on notes receivables	(628)	(573)	(248)	—	—
Manquiri sale consideration write-down	18,599	—	—	—	—
Silvertip start-up write-down	8,746	—	—	—	—
Rochester In-Pit crusher write-down	3,441	—	—	—	—
Foreign exchange loss (gain)	6,062	(1,233)	4,312	(3,643)	(1,392)
Tax effect of adjustments(1)	(3,191)	—	—	—	(990)
Adjusted net income (loss)	$(19,653)	$1,061	$342	$14,143	$(15,342)

Adjusted net income (loss) per share - Basic	$(0.11)	$0.01	$0.00	$0.08	$(0.09)
Adjusted net income (loss) per share - Diluted	$(0.11)	$0.01	$0.00	$0.08	$(0.09)

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	3Q 2018	2Q 2018	1Q 2018	4Q 2017	3Q 2017
Cash flow from continuing operations	$5,789	$(1,294)	$15,541	$91,811	$37,309
Capital expenditures from continuing operations	39,472	41,165	42,345	47,054	28,982
Free cash flow	(33,683)	(42,459)	(26,804)	44,757	8,327

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Nine Months Ended September 30, 2018

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$138,712	$91,222	$12,608	$242,542	$111,168	$61,434	$172,602	$415,144
Amortization	45,752	14,918	1,073	61,743	20,070	8,888	28,958	90,701
Costs applicable to sales	$92,960	$76,304	$11,535	$180,799	$91,098	$52,546	$143,644	$324,443
Silver equivalent ounces sold	11,210,084	5,711,663	266,666	17,188,413				25,736,073
Gold equivalent ounces sold					81,576	60,885	142,461
Costs applicable to sales per ounce	$8.29	$13.36	$43.26	$10.52	$1,117	$863	$1,008	$12.61
Inventory adjustments	—	(0.13)	(32.80)	(0.56)	(6)	(3)	(5)	(0.40)
Adjusted costs applicable to sales per ounce	$8.29	$13.23	$10.46	$9.96	$1,111	$860	$1,003	$12.21

Costs applicable to sales per average spot ounce	$7.14	$11.84	$33.49	$9.13				$10.42
Inventory adjustments	—	(0.12)	(25.39)	(0.48)				(0.33)
Adjusted costs applicable to sales per average spot ounce	$7.14	$11.72	$8.10	$8.65				$10.09

Costs applicable to sales								$324,443
Treatment and refining costs								3,792
Sustaining capital								71,196
General and administrative								24,183
Exploration								21,269
Reclamation								13,744
Project/pre-development costs								3,075
All-in sustaining costs								$461,702
Silver equivalent ounces sold								17,188,413
Kensington and Wharf silver equivalent ounces sold								8,547,660
Consolidated silver equivalent ounces sold								25,736,073
All-in sustaining costs per silver equivalent ounce								$17.94
Inventory adjustments								$(0.40)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.54

Consolidated silver equivalent ounces sold (average spot)								31,132,974
All-in sustaining costs per average spot silver equivalent ounce								$14.83
Inventory adjustments								$(0.33)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$14.50

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2018

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$46,348	$32,842	$12,608	$91,798	$35,153	$20,857	$56,010	$147,808
Amortization	14,794	5,294	1,073	21,161	6,912	2,878	9,790	30,951
Costs applicable to sales	$31,554	$27,548	$11,535	$70,637	$28,241	$17,979	$46,220	$116,857
Silver equivalent ounces sold	3,361,893	2,103,584	266,666	5,732,143				8,475,883
Gold equivalent ounces sold					25,648	20,081	45,729
Costs applicable to sales per ounce	$9.39	$13.10	$43.26	$12.32	$1,101	$895	$1,011	$13.79
Inventory adjustments	—	(0.06)	(32.80)	(1.55)	(10)	—	(6)	(1.08)
Adjusted costs applicable to sales per ounce	$9.39	$13.04	$10.46	$10.77	$1,091	$895	$1,005	$12.71

Costs applicable to sales per average spot ounce	$7.93	$11.48	$36.69	$10.55				$11.25
Inventory adjustments	—	(0.06)	(28.00)	(1.33)				(0.88)
Adjusted costs applicable to sales per average spot ounce	$7.93	$11.42	$8.69	$9.22				$10.37

Costs applicable to sales								$116,857
Treatment and refining costs								1,551
Sustaining capital								19,236
General and administrative								7,729
Exploration								8,157
Reclamation								4,545
Project/pre-development costs								1,137
All-in sustaining costs								$159,212
Silver equivalent ounces sold								5,732,143
Kensington and Wharf silver equivalent ounces sold								2,743,740
Consolidated silver equivalent ounces sold								8,475,883
All-in sustaining costs per silver equivalent ounce								$18.78
Inventory adjustments								$(1.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.70

Consolidated silver equivalent ounces sold (average spot)								10,385,649
All-in sustaining costs per average spot silver equivalent ounce								$15.33
Inventory adjustments								$(0.88)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$14.45

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2018

	Silver			Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$44,943	$29,244	$74,187	$40,668	$22,611	$63,279	$137,466
Amortization	14,633	4,793	19,426	6,441	3,353	9,794	29,220
Costs applicable to sales	$30,310	$24,451	$54,761	$34,227	$19,258	$53,485	$108,246
Silver equivalent ounces sold	3,964,208	1,819,072	5,783,280				8,870,100
Gold equivalent ounces sold				28,165	23,282	51,447
Costs applicable to sales per ounce	$7.65	$13.44	$9.47	$1,215	$827	$1,040	$12.20
Inventory adjustments	(0.01)	(0.08)	(0.03)	(20)	(3)	(12)	(0.09)
Adjusted costs applicable to sales per ounce	$7.64	$13.36	$9.44	$1,195	$824	$1,028	$12.11

Costs applicable to sales per average spot ounce	$6.65	$11.94	$8.29				$10.15
Inventory adjustments	(0.01)	(0.07)	(0.03)				(0.08)
Adjusted costs applicable to sales per average spot ounce	$6.64	$11.87	$8.26				$10.07

Costs applicable to sales							$108,246
Treatment and refining costs							1,046
Sustaining capital							28,571
General and administrative							7,650
Exploration							6,429
Reclamation							4,667
Project/pre-development costs							517
All-in sustaining costs							$157,126
Silver equivalent ounces sold							5,783,280
Kensington and Wharf silver equivalent ounces sold							3,086,820
Consolidated silver equivalent ounces sold							8,870,100
All-in sustaining costs per silver equivalent ounce							$17.71
Inventory adjustments							$(0.09)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.62

Consolidated silver equivalent ounces sold (average spot)							10,667,255
All-in sustaining costs per average spot silver equivalent ounce							$14.73
Inventory adjustments							$(0.08)
Adjusted all-in sustaining costs per average spot silver equivalent ounce							$14.65

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2018

	Silver			Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,421	$29,136	$76,557	$35,347	$17,966	$53,313	$129,870
Amortization	16,325	4,831	21,156	6,717	2,657	9,374	30,530
Costs applicable to sales	$31,096	$24,305	$55,401	$28,630	$15,309	$43,939	$99,340
Silver equivalent ounces sold	3,883,983	1,789,007	5,672,990				8,390,090
Gold equivalent ounces sold				27,763	17,522	45,285
Costs applicable to sales per ounce	$8.01	$13.59	$9.77	$1,031	$874	$970	$11.84
Inventory adjustments	—	(0.26)	(0.08)	(21)	(4)	(15)	(0.13)
Adjusted costs applicable to sales per ounce	$8.01	$13.33	$9.69	$1,010	$870	$955	$11.71

Costs applicable to sales per average spot ounce	$6.94	$12.13	$8.55				$9.87
Inventory adjustments	—	(0.24)	(0.07)				(0.11)
Adjusted costs applicable to sales per average spot ounce	$6.94	$11.89	$8.48				$9.76

Costs applicable to sales							$99,340
Treatment and refining costs							1,195
Sustaining capital							23,389
General and administrative							8,804
Exploration							6,683
Reclamation							4,532
Project/pre-development costs							1,421
All-in sustaining costs							$145,364
Silver equivalent ounces sold							5,672,990
Kensington and Wharf silver equivalent ounces sold							2,717,100
Consolidated silver equivalent ounces sold							8,390,090
All-in sustaining costs per silver equivalent ounce							$17.33
Inventory adjustments							$(0.13)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.20

Consolidated silver equivalent ounces sold (average spot)							10,066,759
All-in sustaining costs per average spot silver equivalent ounce							$14.44
Inventory adjustments							$(0.11)
Adjusted all-in sustaining costs per average spot silver equivalent ounce							$14.33

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$58,775	$41,006	$—	$99,781	$42,640	$24,033	$66,673	$166,454
Amortization	22,749	6,960	—	29,709	10,633	4,129	14,762	44,471
Costs applicable to sales	$36,026	$34,046	$—	$70,072	$32,007	$19,904	$51,911	$121,983
Silver equivalent ounces sold	4,680,802	2,657,975	—	7,338,777				11,232,057
Gold equivalent ounces sold					35,633	29,255	64,888
Costs applicable to sales per ounce	$7.70	$12.81	$—	$9.55	$898	$680	$800	$10.86
Inventory adjustments	(0.16)	(0.04)	—	(0.12)	(2)	2	—	(0.08)
Adjusted costs applicable to sales per ounce	$7.54	$12.77	$—	$9.43	$896	$682	$800	$10.78

Costs applicable to sales per average spot ounce	$6.78	$11.41		$8.45				$9.21
Inventory adjustments	(0.14)	(0.04)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$6.64	$11.37		$8.35				$9.14

Costs applicable to sales								$121,983
Treatment and refining costs								1,600
Sustaining capital								18,520
General and administrative								9,120
Exploration								7,455
Reclamation								4,075
Project/pre-development costs								578
All-in sustaining costs								$163,331
Silver equivalent ounces sold								7,338,777
Kensington and Wharf silver equivalent ounces sold								3,893,280
Consolidated silver equivalent ounces sold								11,232,057
All-in sustaining costs per silver equivalent ounce								$14.53
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$14.45

Consolidated silver equivalent ounces sold (average spot)								13,246,634
All-in sustaining costs per average spot silver equivalent ounce								$12.33
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$12.26

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$49,669	$27,866	$59	$77,594	$35,522	$20,553	$56,075	$133,669
Amortization	16,414	4,591	20	21,025	7,864	3,223	11,087	32,112
Costs applicable to sales	$33,255	$23,275	$39	$56,569	$27,658	$17,330	$44,988	$101,557
Silver equivalent ounces sold	3,386,963	1,673,704	8,027	5,068,694				8,264,174
Gold equivalent ounces sold					29,173	24,085	53,258
Costs applicable to sales per ounce	$9.82	$13.91	$4.86	$11.16	$948	$720	$845	$12.29
Inventory adjustments	(0.06)	(0.22)	—	(0.11)	(2)	(1)	(2)	(0.08)
Adjusted costs applicable to sales per ounce	$9.76	$13.69	$4.86	$11.05	$946	$719	$843	$12.21

Costs applicable to sales per average spot ounce	$8.73	$12.66		$10.00				$10.47
Inventory adjustments	(0.05)	(0.20)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$8.68	$12.46		$9.90				$10.40

Costs applicable to sales								$101,557
Treatment and refining costs								1,408
Sustaining capital								18,126
General and administrative								7,345
Exploration								9,791
Reclamation								3,915
Project/pre-development costs								1,979
All-in sustaining costs								$144,121
Silver equivalent ounces sold								5,068,694
Kensington and Wharf silver equivalent ounces sold								3,195,480
Consolidated silver equivalent ounces sold								8,264,174
All-in sustaining costs per silver equivalent ounce								$17.43
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.35

Consolidated silver equivalent ounces sold (average spot)								9,698,587
All-in sustaining costs per average spot silver equivalent ounce								$14.86
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$14.79

Reconciliation of All-in Sustaining Costs per 60:1 Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$200,000	$116,300	$55,600	$371,900	$146,100	$89,700	$235,800	$607,700
Amortization	65,000	18,900	14,000	97,900	40,400	12,100	52,500	150,400
Costs applicable to sales	$135,000	$97,400	$41,600	$274,000	$105,700	$77,600	$183,300	$457,300
Silver equivalent ounces sold	14,800,000	7,300,000	2,700,000	24,800,000				37,100,000
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$9.00 - $9.50	$13.25 - $13.75	$15.00 - $15.50		$900 - $950	$850 - $900

Costs applicable to sales								$457,300
Treatment and refining costs								9,000
Sustaining capital, including capital lease payments								105,000
General and administrative								33,000
Exploration								26,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$648,900
Silver equivalent ounces sold								24,800,000
Kensington and Wharf silver equivalent ounces sold								12,300,000
Consolidated silver equivalent ounces sold								37,100,000
All-in sustaining costs per silver equivalent ounce								$17.25 - $17.75

Reconciliation of All-in Sustaining Costs per Spot Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$200,000	$116,300	$55,600	$371,900	$146,100	$89,700	$235,800	$607,700
Amortization	65,000	18,900	14,000	97,900	40,400	12,100	52,500	150,400
Costs applicable to sales	$135,000	$97,400	$41,600	$274,000	$105,700	$77,600	$183,300	$457,300
Silver equivalent ounces sold	16,400,000	8,012,500	3,350,000	27,762,500				43,137,500
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$8.00 - $8.50	$12.00 - $12.50	$12.00 - $12.50		$900 - $950	$850 - $900

Costs applicable to sales								$457,300
Treatment and refining costs								9,000
Sustaining capital, including capital lease payments								105,000
General and administrative								33,000
Exploration								26,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$648,900
Silver equivalent ounces sold								27,762,500
Kensington and Wharf silver equivalent ounces sold								15,375,000
Consolidated silver equivalent ounces sold								43,137,500
All-in sustaining costs per silver equivalent ounce								$14.75 - $15.25